UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement.

On July 7, 2009, American Heritage Life Insurance Company ( “AHL”) and the Registrant entered into a Termination Addendum, effective January 1, 2009, to terminate the Catastrophe Reinsurance Agreement effective July 1, 2003 (the “Agreement”).  AHL and the Registrant had entered into the Agreement to indemnify AHL for certain catastrophic losses.  Because the parties have entered into a new Reinsurance Agreement, dated October 1, 2008, pursuant to which AHL cedes and the Registrant accepts liabilities, the parties have mutually agreed to the termination of the Catastrophe Reinsurance Agreement.

The Registrant is a wholly-owned subsidiary of Allstate Insurance Company, a wholly-owned subsidiary of Allstate Insurance Holdings, LLC, which is a wholly-owned subsidiary of The Allstate Corporation.  AHL is a wholly-owned subsidiary of American Heritage Life Investment Corporation, a wholly-owned subsidiary of The Allstate Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ Mary J. McGinn

		Name:	Mary J. McGinn
		Title:	Vice President and Assistant Secretary

Date: July 10, 2009